Exhibit 23.1


We consent to the incorporation by reference of our report dated January 18, 1996 with respect to the consolidated financial statements of Citizens Banking Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995 in the Registration Statement on Form S-8 related to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan filed with the Securities and Exchange Commission.

July 31, 1996                          /S/ Ernst & Young LLP
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                                       Ernst & Young LLP